EXHIBIT 23.1

[Schwartz Levitsky Feldman LLP. Letterhead]


CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP



The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated January 17, 2004 on the consolidated financial statements of AlphaRx, Inc. for the year ended September 30, 2003 included in the original registration statement as well as amendment no. 1 thereto being filed by AlphaRx, Inc.

"SCHWARTZ LEVITSKY FELDMAN LLP"
Chartered Accountants

Toronto, Ontario, Canada
September 28, 2004